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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-8 filed by Security Capital Group Incorporated, in connection with the Security Capital Group Incorporated 1998 Long-Term Incentive Plan, of our reports dated February 28, 1997 and February 25, 1998 relating to the consolidated financial statements of Security Capital U.S. Realty, which reports are incorporated by reference in such registration statement.

                                              Price Waterhouse SARL

24-26 Avenue de la Liberte
L-1014 Luxembourg
August 12, 1998